(logo) LNR

           Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.       A review of the activities performed by the Special Servicer during the period commencing on January 1, 2017 and ending on December 31, 2017 (or any other shorter period set forth on Schedule I hereto) (the "Reporting Period"), and of the Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.       To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By: /s/ Job Warshaw

Job Warshaw

President

Dated: February 20, 2018

1601 Washington Avenue · Suite 700 · Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 · Fax: (305) 695-5601

Schedule I
MSBAM 2015-C21
Morgan Stanley Bank of America Merrill Lynch Trust 2015-C21, Commercial Mortgage Pass-Through Certificates, Series 2015-C21
DBRS, Inc.
333 West Wacker Drive, Suite 1800 Attn: Commercial Mortgage Surveillance
Chicago IL 60606
General Contact
Fitch Ratings, Inc.
33 Whitehall Street Attention: Commercial Mortgaged Surveillance
New York NY 10004
Moody's Investors Service, Inc.
7 World Trade Center 250 Greenwich Street Attn: Commercial Mortgage Surveillance Group
New York NY 10007
Morgan Stanley Capital I Inc.
1221 Avenue of the Americas
New York NY 10020
James Y. Lee
Morgan Stanley Capital I Inc.
1585 Broadway
New York NY 10036
Stephen Holmes
Morningstar Credit Ratings, LLC
220 Gibraltar Road, Suite 300 Attn: CMBS Surveillance
Horsham PA 19044
Morningstar Credit Ratings, LLC
1065 Avenue of the Americas, 33rd Floor
New York NY 10018
General Contact
Situs Holdings , LLC
4665 Southwest Freeway
Houston TX 77027
Pete Larsen

Situs Holdings , LLC
2 Embarcadero, Suite 1300
San Francisco CA 94111
Stacey Ciarlanti
Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia MD 21045
Group Notices